As filed with the Securities and Exchange Commission on November 16, 2001
                                                    Registration No. 333-[     ]

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          AMN HEALTHCARE SERVICES, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                        06-1500476
(State or other jurisdiction of                (IRS employer identification no.)
incorporation or organization)

                         12235 EL CAMINO REAL, SUITE 200
                           SAN DIEGO, CALIFORNIA 92130
                                 (800) 282-0300
                   (Address, including zip code, and telephone
                    number, including area code, of principal
                               executive offices)

                                STEVEN C. FRANCIS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          AMN HEALTHCARE SERVICES, INC.
                         12235 EL CAMINO REAL, SUITE 200
                           SAN DIEGO, CALIFORNIA 92130
                                 (800) 282-0300
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                       1999 PERFORMANCE STOCK OPTION PLAN
                    1999 SUPER-PERFORMANCE STOCK OPTION PLAN
                             2001 STOCK OPTION PLAN
                            (Full title of the plans)

                         CALCULATION OF REGISTRATION FEE
===========================================================================================================
                                                                                               Amount of
                           Amount to be      Proposed maximum           Proposed maximum      registration
 Title of securities to    registered(1)         offering              aggregate offering        fee(2)
      be registered                       price per obligation(2)           price(2)
-----------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share            5,814,172(3)            $5.09                  $29,594,135         $7,398.53(5)
-----------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share            1,896,764(4)           $21.62                  $41,008,038         $10,252.01(5)
===========================================================================================================

(1) Represents 3,688,617 shares of common stock reserved for issuance under the 1999 Performance Stock Option Plan, 1,844,306 shares of common stock reserved for issuance under the 1999 Super-Performance Stock Option Plan and 2,178,013 shares of common stock reserved for issuance under the 2001 Stock Option Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) and 457(h)(1) of the Securities Act of 1933, as amended.
(3) Represents 5,814,172 shares reserved for issuance pursuant to stock options having a weighted average exercise price of $5.09 per share, granted pursuant to the 1999 Performance Stock Option Plan, the 1999 Super-Performance Stock Option Plan and the 2001 Stock Option Plan. The registration fee for such shares was calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the weighted average exercise price of such options.
(4) Consists of 1,896,764 shares reserved for issuance under the 1999 Performance Stock Option Plan, the 1999 Super-Performance Stock Option Plan and the 2001 Stock Option Plan. The registration fee for such shares was calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the shares on November 14, 2001 as reported on the New York Stock Exchange.
(5) One payment in the amount of $17,650.54 has been submitted by the Registrant concurrently with this filing in payment of the aggregate registration fee.
================================================================================
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

                                EXPLANATORY NOTE

                  The Section 10(a) prospectus, being delivered by AMN Healthcare Services, Inc. (the "Company") to participants in the Company's 1999 Performance Stock Option Plan, 1999 Super-Performance Stock Option Plan and 2001 Stock Option Plan (collectively, the "Plans"), as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), has been prepared in accordance with the requirements of Form S-8 and relates to shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), reserved for issuance pursuant to the Plans. Information regarding the Plans required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants in the Plans a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The document(s) containing the information required in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference to this Registration Statement pursuant to Item 3 of
Part II, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                  1. The Company's prospectus, dated November 12, 2001 (the "Prospectus") filed with the Commission pursuant to Rule 424(b) under the Securities Act, relating to the Company's Registration Statement on Form S-1 (Registration No. 333-65168) (the "Form S-1 Registration Statement"), which was declared effective on November 9, 2001; and

                  2. The Company's Registration Statement on Form 8-A, dated October 26, 2001, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains a description of the Common Stock.

                  All of the documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregister all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof after the date of filing such documents. Any statement contained in a document incorporated or deemed to be

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incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware provides as follows:

                  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in

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

which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  The Company's amended and restated certificate of incorporation provides that it will indemnify any person, including persons who are not its directors and officers, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

                  In addition, pursuant to its Bylaws, the Company will indemnify its directors and officers against expenses (including judgments or amounts paid in settlement) incurred in any action, civil or criminal, to which any such person is a party by reason of any alleged act or failure to act in his capacity as such, except as to a matter as to which such director or officer shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Company or not to have acted in good faith in the reasonable belief that his action was in the best interest of the Company.

                  The directors and officers of the Company are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. Like indemnification and insurance is also provided to those employees of the Company who serve as administrators of the Plans.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.





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

Item 8.           EXHIBITS


4.1               Specimen Stock Certificate (incorporated by reference to
                  Exhibit 4.1 to the Form S-1 Registration Statement)

4.2 Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement)

4.3 Form of By-laws (incorporated by reference to Exhibit 3.2 to the Form S-1 Registration Statement)

5.1               Opinion of Paul, Weiss, Rifkind, Wharton & Garrison

23.1 Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included as part of Exhibit 5.1)

23.2 Independent Auditor's Report on Schedule of KPMG LLP with respect to the Registrant (incorporated by reference to Exhibit 23.2 to the Form S-1 Registration Statement)

23.3              Consent of KPMG LLP with respect to the Registrant

23.4              Consent of KPMG LLP with respect to Preferred Healthcare
                  Staffing, Inc.

23.5              Consent of KPMG LLP with respect to O'Grady-Peyton
                  International (USA), Inc.

23.6              Consent of Deloitte & Touche LLP with respect to the
                  Registrant

23.7 Independent Auditor's Report on Schedule of Deloitte & Touche LLP with respect to the Registrant (incorporated by reference to Exhibit 23.6 to the Form S-1 Registration Statement)

23.8              Consent of DDK & Company LLP with respect to Nurses RX, Inc.

24.1 Power of Attorney (included on signature page of this Registration Statement)

Item 9.           UNDERTAKINGS

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)      To include any prospectus required
                                             by section 10(a)(3) of the
                                             Securities Act;

                                    (ii)     To reflect in the prospectus any
                                             facts or events arising after the
                                             effective date of the Registration
                                             Statement (or the most recent
                                             post-effective amendment thereof)
                                             which, individually or in the
                                             aggregate, represent a fundamental
                                             change in the information set forth
                                             in the Registration Statement.
                                             Notwithstanding the foregoing, any
                                             increase or decrease in volume of
                                             securities offered (if the total
                                             dollar value of securities offered
                                             would not

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

                                             exceed that which was registered)
                                             and any deviation from the low or
                                             high end of the estimated maximum
                                             offering range may be reflected in
                                             the form of prospectus filed with
                                             the Commission pursuant to Rule
                                             424(b) if, in the aggregate, the
                                             changes in volume and price
                                             represent no more than a 20% change
                                             in the maximum aggregate offering
                                             price set forth in the "Calculation
                                             of Registration Fee" table in the
                                             effective Registration Statement;
                                             and

                                    (iii)    To include any material information
                                             with respect to the plan of
                                             distribution not previously
                                             disclosed in the Registration
                                             Statement or any material change to
                                             such information in the
                                             Registration Statement.

                                             PROVIDED, HOWEVER, that paragraphs
                                             (a)(1)(i) and (a)(1)(ii) do not
                                             apply if the information required
                                             to be included in a post-effective
                                             amendment by those paragraphs is
                                             contained in periodic reports filed
                                             by the Registrant pursuant to
                                             section 13 or section 15(d) of the
                                             Exchange Act that are incorporated
                                             by reference in the Registration
                                             Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Certificate of Incorporation or By-laws (as each is in effect from time to time), by contract, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling

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precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.







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

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California on the 16th day of November, 2001.


                                   AMN HEALTHCARE SERVICES, INC.


                                   By:  /s/ Steven C. Francis
                                        ---------------------------------------
                                        Steven C. Francis
                                        President, Chief Executive Officer and
                                        Director



                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven C. Francis, Susan Nowakowski and Donald R. Myll, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to intents and purposes as he might do or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURES                             TITLE                   DATE
         ----------                             -----                   ----
/s/ Robert Haas
-----------------------------
         Robert Haas                    Chairman of the Board           November 16, 2001
                                        and Director

/s/ Steven C. Francis
-----------------------------
         Steven C. Francis              President, Chief Executive      November 16, 2001
                                        Officer and Director

/s/ Michael Gallagher
-----------------------------
         Michael Gallagher              Director                        November 16, 2001

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
         SIGNATURES                             TITLE                   DATE
         ----------                             -----                   ----
/s/ William F. Miller III
-----------------------------
         William F. Miller III          Director                        November 16, 2001

/s/ Andrew Stern
-----------------------------
         Andrew Stern                   Director                        November 16, 2001

/s/ Douglas Wheat
-----------------------------
         Douglas Wheat                  Director                        November 16, 2001

/s/ Donald Myll
-----------------------------
         Donald Myll                    Chief Financial Officer and     November 16, 2001
                                        Treasurer





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

                                  EXHIBIT INDEX


   EXHIBIT NO.                          DESCRIPTION
----------------  --------------------------------------------------------------
4.1               Specimen Stock Certificate (incorporated by reference to
                  Exhibit 4.1 to the Form S-1 Registration Statement)

4.2 Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement)

4.3 Form of By-laws (incorporated by reference to Exhibit 3.2 to the Form S-1 Registration Statement)

5.1               Opinion of Paul, Weiss, Rifkind, Wharton & Garrison

23.1 Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included as part of Exhibit 5.1)

23.2 Independent Auditor's Report on Schedule of KPMG LLP with respect to the Registrant (incorporated by reference to Exhibit 23.2 to the Form S-1 Registration Statement)

23.3              Consent of KPMG LLP with respect to the Registrant

23.4              Consent of KPMG LLP with respect to Preferred Healthcare
                  Staffing, Inc.

23.5              Consent of KPMG LLP with respect to O'Grady-Peyton
                  International (USA), Inc.

23.6              Consent of Deloitte & Touche LLP with respect to the
                  Registrant

23.7 Independent Auditor's Report on Schedule of Deloitte & Touche LLP with respect to the Registrant (incorporated by reference to Exhibit 23.6 to the Form S-1 Registration Statement)

23.8              Consent of DDK & Company LLP with respect to Nurses RX, Inc.

24.1 Power of Attorney (included on signature page of this Registration Statement)





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